UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2011 (June 28, 2011)

Augme Technologies, Inc.
(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

43 West 24th Street, Suite 11B
New York, NY10010
(Address of Principal Executive Offices)

(855) 423-5433
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The shareholders of Augme Technologies, Inc. (the “Company”) pursuant to a written consent dated June 28, 2011 approved an amendment to Article Four of the Company’s Certificate of Incorporation (the “Articles”) to increase the authorized number of shares of the Company’s common stock from 100,000,000 to 250,000,000. The Company filed the Certificate of Amendment to the Certificate of Incorporation reflecting this modification with the State of Delaware Secretary of State, Division of Corporations on June 28, 2011 (the “Amendment”). Shareholders representing 36,079,547 shares of the Company’s common stock voted in favor of approving the Amendment.

The foregoing summary is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. Set forth below is the amended text to Article Four of the Articles:

“This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock that this corporation is authorized to issue is 250,000,000, with a par value of $0.0001, and the total number of shares of Preferred Stock that this corporation is authorized to issue is 25,000,000, with a par value of $0.0001.”

Item 5.07                      Submission of Matters to a Vote of Security Holders.

To the extent required by Item 5.07 of Form 8-K, the information contained in Items 5.03 of the Current Report is incorporated by reference in this Item 5.07.

Item 9.01                      Financial Statements and Exhibits

No.           Description

3.1            Certificate of Amendment to the Certificate of Incorporation, filed with the State of Delaware Secretary of State, Division of Corporations on June 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc. (Registrant)

Date: July 1, 2011	By:	/s/ Paul R. Arena
Paul R. Arena Chief Executive Officer